Exhibit A

Series of the Trust

Amended: April 30, 2019

The following Funds are covered under this agreement:

AlphaCentric Asset Rotation Fund

AlphaCentric Income Opportunities Fund

AlphaCentric Premium Opportunity Fund

AlphaCentric Global Innovations Fund

AlphaCentric Small Cap Opportunities Fund

AlphaCentric Municipal Opportunities Fund

AlphaCentric Symmetry Strategy Fund

Camelot Excalibur Small Cap Income Fund

Camelot Premium Return Fund

Catalyst Systematic Alpha Fund

Catalyst Hedged Futures Strategy Fund

Catalyst Insider Buying Fund

Catalyst Insider Income Fund

Catalyst MLP & Infrastructure Fund

Catalyst Small-Cap Insider Buying Fund

Catalyst Dynamic Alpha Fund

Catalyst/CP World Equity Fund

Catalyst/CP Focus Large Cap Fund

Catalyst/CP Focus Mid Cap Fund

Catalyst Buyback Strategy Fund

Catalyst Growth of Income Fund

Catalyst Exceed Defined Risk Fund

Catalyst/Exceed Defined Shield Fund

Catalyst/Lyons Tactical Allocation Fund

Catalyst/CIFC Floating Rate Income Fund

Catalyst/Princeton Credit Opportunity Fund

Catalyst/MAP Global Balanced Fund

Catalyst/MAP Global Equity Fund

Catalyst/SMH High Income Fund

Catalyst/SMH Total Return Income Fund

Catalyst/Stone Beach Income Opportunity Fund

Catalyst Multi-Strategy Fund

Catalyst IPOx Allocation Fund

Catalyst Hedged Commodity Strategy Fund

Catalyst/Millburn Hedge Strategy Fund

Catalyst Enhanced Income Strategy Fund

Day Hagan Tactical Allocation Fund

Day Hagan Logix Tactical Dividend Fund

Empiric 2500 Fund

Eventide Gilead Fund

Eventide Healthcare and Life Sciences Fund

Eventide Multi-Asset Income Fund

Eventide Global Dividend Opportunities Fund

Eventide Limited-Term Bond Fund

JAG Large Cap Growth Fund

Mutual Fund Series Trust

By: _/s/ Tobias Caldwell_________

Print Name: Tobias Caldwell

Title: Trustee

MFund Services LLC

By: _/s/ Jerry Szilagyi___________

Print Name: Jerry Szilagyi

Title: President